UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2013

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4690 Executive Drive, Suite 250
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2013, OncoSec Medical Incorporated (the “Company”) and H.G. Fenton Property Company (the “Landlord”) entered into a Standard Industrial Lease (the “Lease Agreement”).  Pursuant to the Lease Agreement, the Company has leased certain premises of approximately 6,840 square feet located at 9810 Summers Ridge Road, San Diego, California (the “Premises”) to serve as the Company’s corporate headquarters. The term of the Lease Agreement is expected to commence on or about July 1, 2013 (the “Commencement Date”), and expires thirty eight (38) months after the Commencement Date (the “Term”). The Company has an option to extend the Term for an additional thirty six (36) months.

The Lease Agreement provides for base rent as follows:

Month of Term Under Lease Agreement	Monthly Base Rent
1 to 12	$8,140.00
13 to 24	$8,384.00
25 to 36	$8,636.00
37 to 38	$8,895.00

In addition, the Company is required to share in certain operating expenses of the Premises and to deliver a $26,685.00 security deposit.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement.  A copy of the Lease Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1	Standard Industrial Lease, dated May 31, 2013, by and between OncoSec Medical Incorporated and H.G. Fenton Property Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: June 6, 2013	By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Standard Industrial Lease, dated May 31, 2013, by and between OncoSec Medical Incorporated and H.G. Fenton Property Company.